UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 16, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Advanced Micro Devices, Inc. (the “Company”) approved across-the-board reductions to annual base salaries, including the annual base salaries of all named executive officers, effective as of February 1, 2009. Effective November 16, 2009, the Compensation Committee approved the reversal of these reductions commencing on November 23, 2009. As a result, the reinstated annual base salaries of the named executive officers will be the following: (i) Mr. Derrick Meyer, the Company’s President and Chief Executive Officer, reinstated from $720,000 to $900,000; (ii) Mr. Robert Rivet, the Company’s Executive Vice President, Chief Operations and Administrative Officer, reinstated from $552,500 to $650,000; and (iii) Mr. Thomas McCoy, the Company’s Executive Vice President, Legal, Corporate and Public Affairs, reinstated from $462,400 to $544,000. Because annual bonus targets are a percentage of annual base salary, the across-the-board increases, in effect, would also increase fiscal 2009 annual bonus payments, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ PATRICIA K. WELLS
	Name:	Patricia K. Wells
	Title:	Corporate Vice President, Staff Operations, and Corporate Secretary